Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Edwin N. Clift and Deborah A. Jordan, the Chief Executive Officer and Chief Financial Officer of Merrill Merchants Bancshares, Inc. (the “Company”), respectively, state and certify that to the best of our knowledge, based upon a review of the report referenced below, and except as corrected or supplemented in a subsequent report, that:

(i)                                     the Company’s Form 10-QSB for the quarter ended June 30, 2002 (the “Form 10-QSB”), including the financial statements contained therein, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Edwin N. Clift

Edwin N. Clift
Chief Executive Officer
Merrill Merchants Bancshares, Inc.

/s/ Deborah A. Jordan

Deborah A. Jordan
Chief Financial Officer
Merrill Merchants Bancshares, Inc.